UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2009

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CHINA CLEAN ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	000-50494	87-0700927
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Sterling Circle Suite 204 Wheaton, Illinois 60187	35013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 402-3270

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 14, 2009, Fujian Zhongde Technology Co. Ltd. (“Technology Co.”), a wholly owned subsidiary of China Clean Energy Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) and a bank note financing agreement (the “Financing Agreement”) with Fuzhou City Commercial Bank (the “Bank”).

Pursuant to the Loan Agreement, Technology Co. borrowed RMB 10 million, or approximately $1.43 million, at an annual interest rate of 5.84% (the “Loan”).  The Loan matures on April 1, 2010 and its repayment is secured by, among other things, the land, bank accounts and real property of Technology Co. and by the land of Fujian Zhongde Energy Co., Ltd., a wholly owned subsidiary of the Company (“Energy Co.”).  The proceeds from the Loan shall be used for construction of a specialty chemical and biodiesel refinery currently under development in the Fujian Province, People’s Republic of China and for working capital associated with the production of specialty chemicals and biodiesel at such refinery.  Technology Co. shall be subject to a penalty interest rate of 10.52% in the event that it does not use the proceeds from the Loan as specified in the Loan Agreement or timely repay the Loan.

Pursuant to the Financing Agreement, Technology Co. established a RMB 11 million, or approximately $1.57 million, revolving line of credit.  All advances under the Financing Agreement shall be evidenced by a promissory note with a floating interest rate based on the face value and maturity period of such note.  Technology Co. must repay all advances under the Financing Agreement by April 1, 2010.  The repayment of advances under the Financing Agreement is secured by, among other things, the land, bank accounts and real property of Technology Co. and by the land of Energy Co.  Advances under the Financing Agreement shall be used for construction of the Company’s specialty chemical and biodiesel refinery currently under development in the Fujian Province, People’s Republic of China, and for working capital associated with the production of specialty chemicals and biodiesel at such refinery.

Item 8.01.

Other Events.

On April 21, 2009, the Company issued a press release announcing the Loan Agreement and the Financing Agreement.  The press release is attached hereto as Exhibit 99.1 of this Current Report and is incorporated by reference into this Item 8.01.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CLEAN ENERGY INC.

Dated: April 21, 2009	By:	/s/ Shannon Yan
		Name:	Shannon Yan
		Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 21, 2009